Exhibit 99.1

Marrone Bio Innovations, Inc. Reports First-Quarter 2022 Financial Results

RALEIGH, N.C., May 11, 2022 – Marrone Bio Innovations, Inc. (NASDAQ: MBII), an international leader in sustainable bioprotection and plant health solutions, has provided its financial results for the first quarter ended March 31, 2022. Key results include:

●	Higher sales of row crop products in the first quarter were somewhat offset by lower sales into specialty crop markets, which were affected by adverse weather conditions.
●	Based on the strength of current orders, revenues in the first half are expected to increase in the low- to mid-teens on a percentage basis.
●	Gross profit of $6.2 million and gross margins of 55.9% reflected changes in product mix, higher raw material costs, and the expansion of operations at the Michigan manufacturing facility. As in prior years, the annual target for gross margins is being maintained in the upper 50% range.
●	The company incurred higher operating expenses, primarily related to non-recurring costs associated with the previously announced merger agreement with Bioceres Crop Solutions (NASDAQ: BIOX). Ongoing operating expenses for the full year in 2022 are forecast to be flat with those in the prior year, plus inflation.
●	On March 16, 2022, Marrone Bio and Bioceres Crop Solutions entered into a definitive agreement to combine the companies in an all-stock transaction expected to close in the third quarter of 2022.

Selected Financial Highlights

$ in millions	Q1 2022	Q1 2021	% Increase (Decrease)
Revenues	$11.1	$11.0	0.5%
Gross Profit	$6.2	$7.0	(10.9)%
Gross Margin	55.9%	63.1%	-721 bps
Operating Expenses	$13.2	$10.0	32.3%
Operating Expense Ratio	119.2%	90.6%	+2,865bps
Net Income (Loss)	$(7.6)	$(3.3)	132.9%
Adjusted EBITDA[1]	$(5.4)	$(1.2)	359.1%
Cash Used in Operations	$(8.4)	$(5.0)	67.4%

1Adjusted EBITDA is a non-GAAP financial measure and is described in relation to its most directly comparable GAAP measure under “Non-GAAP Financial Measures” below.

Management Commentary

“Our first-quarter results reflect a strong effort from our team despite external headwinds. Sales of seed treatments for row crops grew, while drought conditions and a colder spring in the western United States slowed the pull through of products for use in the specialty crop markets,” said Chief Executive Officer Kevin Helash. “We are now halfway through the historically more important selling season in the second quarter, and our orders in hand are particularly robust for foliar and seed treatments in row crops globally.

“We are forecasting low- to mid-teens percentage revenue growth for the first half of 2022, which would represent a material increase above our sales growth in the first half of 2021,” Helash added. “We continue to expect annual gross margins in the upper 50% range, while holding ongoing operating expenses flat, plus inflation, for the full year.

“The start to this year underscores the value of our focus on greater geographic and end-use market diversification. This strategy will advance with our proposed merger with Bioceres, which, as previously reported, we expect to close in the third quarter of 2022. We anticipate significant topline synergies as a result of the merger, as well as growth from new products in our combined research pipelines,” Helash concluded.

First Quarter 2022 Financial and Operational Summary

○	First quarter revenues in 2022 were $11.1 million, as compared with $11.0 million in the first quarter of 2021. Revenues were strongest for seed treatments sold for use in row crops in the United States and Europe.
○	This increase was partially offset by weaker specialty crop markets, particularly in the western United States. Cold weather and drought conditions curtailed use of the company’s bio-fungicides at the grower level.
○	Gross profit of $6.2 million and gross margins of 55.9% reflected shifts in product mix and higher raw material costs, as well as short-term variances related to expanded production at the company’s Michigan manufacturing facility.
○	Operating expenses increased primarily because of non-recurring legal and consulting costs associated with the proposed merger with Bioceres. For the full year 2022, ongoing operating expenses are expected to be flat with those in the prior year, plus inflation.
○	The company also budgeted for higher research and development (R&D) costs for registration fees and toxicology reports in support of its regulatory applications for new products. The operating expense ratio – a key performance indicator that compares operating expenses to revenues – increased to 119.2%.

o	Net loss in the first quarter of 2022 was $7.6 million, as compared with a net loss of $3.3 million in the first quarter of 2021. Adjusted EBITDA was a loss of $5.4 million in the first quarter of 2022, as compared with a loss of $1.2 million in the first quarter of 2021. Lower revenues and gross profit, combined with higher operating expenses, contributed to the greater losses. Adjusted EBITDA is further described under “Use of Non-GAAP Financial Information” below.
o	Cash used in operations was $8.4 million as compared with cash used in operations of $5.0 million in the first quarter of 2021. Higher inventories to support future sales and accrued liabilities associated with merger and acquisition costs were the primary drivers of the greater use of operating cash.

Conference Call and Webcast

Management will host an investor conference call at 4:30 p.m. ET on May 11, 2022 to discuss Marrone Bio Innovations’ first quarter 2022 financial results, provide a corporate update, and conclude with a Q&A from participants. To participate, please use the following information:

Q1 2022 Conference Call and Webcast

Date: Wednesday, May 11, 2022

Time: 4:30 p.m. Eastern

U.S. Dial-in: 1-844-612-2103

International Dial-in: 1-918-922-3145

Conference ID: 7668618

Webcast: https://edge.media-server.com/mmc/p/7rybiofs

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through May 18, 2022. To listen, call 1-855-859-2056 within the United States or 1-404-537-3406 when calling internationally. Please use the replay pin number 7668618. A webcast will also be available for 30 days on the IR section of the Marrone Bio Innovations website or by clicking here: MBII Q1 2022 Webcast.

About Marrone Bio Innovations

Marrone Bio Innovations Inc. (NASDAQ: MBII) is a growth-oriented agricultural company leading the movement to environmentally sustainable farming practices through the discovery, development and sale of innovative biological products for crop protection, crop health and crop nutrition. Our portfolio of 18 products helps customers operate more sustainably while increasing their return on investment. The company’s commercial products are sold globally and supported by a robust portfolio of more than 500 issued and pending patents. Our end markets include row crops; fruits and vegetables; trees, nuts and vines; and greenhouse production. Marrone Bio’s research and development program uses proprietary technologies to isolate and screen naturally occurring microorganisms and plant extracts to create new, environmentally sound solutions in agriculture.

Learn more about Marrone Bio Innovations at www.marronebio.com. We also use our investor relations website, https://investors.marronebio.com, as well as our corporate Twitter account, @Marronebio, as means of disclosing material non-public information, and encourage our investors and others to monitor and review the information we make public in these locations. Follow us on social media: Twitter, LinkedIn and Instagram.

Non-GAAP Financial Measures

This earnings release discusses Adjusted EBITDA which is not a financial measure as defined by GAAP. This financial measure is presented as a supplemental measure of operating performance because we believe it can aid in, and enhance, the understanding of our financial results. In addition, we use Adjusted EBITDA as a measure internally for budgeting purposes.

We define Adjusted EBITDA as net income (loss) before (1) interest expense (income), net, (2) income tax expense (benefit), (3) depreciation, (4) amortization of intangible assets, (5) stock-based compensation expense, plus (6) from time to time, certain other items which are specific transaction-related items. Other companies may define or calculate this measure differently, limiting the usefulness as a comparative measure. Because of this limitation, this non-GAAP financial measure should not be considered in isolation or as substitute for or superior to performance measures calculated in accordance with GAAP and should be read in conjunction with the financial statement tables.

GAAP to non-GAAP Reconciliation

(in 000s)

	THREE MONTHS ENDED	THREE MONTHS ENDED
	MARCH 31, 2022	MARCH 31, 2021
Net Loss (AS REPORTED)	$(7,596)	$(3,261)
Taxes	(11)	41
Interest expense	551	393
Depreciation and amortization	885	874
EBITDA	$(6,171)	$(1,953)
Stock based compensation	822	915
Change in fair value of contingent consideration	(32)	(134)
Adjusted EBITDA	$(5,381)	$(1,172)

Marrone Bio Innovations Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing the company’s views as of any subsequent date. Examples of such statements include financial guidance and other statements regarding the company’s future revenue growth, margins, operating expenses, and other financial results; the potential benefits and value of the company’s products; statements regarding the diversification and geographic expansion of the company’s business; and statements regarding the potential completion and potential benefits of a merger transaction with Bioceres Crop Solutions. Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including the recent uncertainty in the global economy and industry-specific economy caused by the COVID-19 pandemic, consumer, regulatory and other factors affecting demand for the company’s products, any difficulty in expanding the company’s sales and marketing infrastructure or marketing the company’s products in global markets, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers, adverse actions by distributors, manufacturers, regulatory agencies, shareholders and other relevant third parties and costs associated with the Bioceres transaction or any other strategic acquisitions or other business opportunities we elect to pursue, failure to satisfy any of the other conditions to the proposed transaction with Bioceres on a timely basis or at all, and the occurrence of events that may give rise to a right of one or both of the parties to terminate the definitive agreement with Bioceres. Additional information that could lead to material changes in the company’s performance is contained in its filings with the Securities and Exchange Commission. The company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Marrone Bio Innovations Contact:

Telephone: 530-750-2800

info@marronebio.com

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Balance Sheets

(In Thousands, Except Par Value)

	MARCH 31,	DECEMBER 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,362	$19,623
Accounts receivable	12,110	13,211
Inventories	10,122	8,633
Prepaid expenses and other current assets	1,369	1,211
Total current assets	32,963	42,678
Property, plant and equipment, net	12,456	12,676
Right of use assets, net	3,329	3,637
Intangible assets, net	18,426	19,011
Goodwill	6,740	6,740
Restricted cash	1,560	1,560
Other assets	740	754
Total assets	$76,214	$87,056

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,359	$2,687
Accrued liabilities	12,354	14,851
Deferred revenue, current portion	285	360
Lease liability, current portion	1,433	1,381
Debt, current portion, net	24,280	25,909
Total current liabilities	41,711	45,188
Deferred revenue, less current portion	1,079	1,165
Lease liability, less current portion	2,153	2,511
Debt, less current portion, net	7,592	7,691
Other liabilities	807	848
Total liabilities	53,342	57,403
Commitments and contingencies
Stockholders’ equity:
Preferred stock: $0.00001 par value; 20,000 shares authorized and no shares issued or outstanding at March 31, 2022 and December 31, 2021	—	—
Common stock: $0.00001 par value; 250,000 shares authorized, 182,275 and 182,224 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	1	1
Additional paid in capital	387,838	387,023
Accumulated deficit	(364,967)	(357,371)
Total stockholders’ equity	22,872	29,653
Total liabilities and stockholders’ equity	$76,214	$87,056

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	THREE MONTHS ENDED	THREE MONTHS ENDED
	MARCH 31, 2022	MARCH 31, 2021
Revenues:
Product	$10,982	$10,904
License	115	134
Total revenues	11,097	11,038
Cost of product revenues	4,891	4,069
Gross profit	6,206	6,969
Operating Expenses:
Research, development and patent	3,160	2,512
Selling, general and administrative	10,068	7,483
Total operating expenses	13,228	9,995
Loss from operations	(7,022)	(3,026)
Other income (expense):
Interest expense	(551)	(393)
Change in fair value of contingent consideration	32	134
Other income, net	(66)	65
Total other expense, net	(585)	(194)
Net loss before income taxes	(7,607)	(3,220)
Income tax expense	11	(41)
Net Loss	$(7,596)	$(3,261)
Basic and diluted net loss per common share:	$(0.04)	$(0.02)
Weighted-average shares outstanding used in computing basic and diluted net loss per common share:	182,261	168,938

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Statements of Cash Flows

(In Thousands, Unaudited)

	THREE MONTHS ENDED	THREE MONTHS ENDED
	MARCH 31, 2022	MARCH 31, 2021
Cash flows from operating activities
Net loss	$(7,596)	$(3,261)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	885	874
Change in inventory reserves	(84)	(75)
Right of use assets amortization	308	215
Share-based compensation	822	915
Non-cash interest expense	33	48
Change in fair value of contingent consideration	(32)	(134)
Net changes in operating assets and liabilities:
Accounts receivable	1,101	(3,420)
Inventories	(1,405)	279
Prepaid Expenses and other assets	(144)	356
Accounts payable	790	252
Accrued and other liabilities	(2,578)	(763)
Lease Liability	(306)	(225)
Deferred revenue	(190)	(78)
Net cash used in operating activities	(8,396)	(5,017)
Cash flows from investing activities
Payment of consideration in connection with previous asset purchase	—	(750)
Purchases of property, plant and equipment	(198)	(119)
Net cash used in investing activities	(198)	(869)
Cash flows from financing activities
Proceeds from secured borrowings	10,430	11,504
Repayment in secured borrowings	(12,066)	(8,725)
Repayment of debt	(96)	(99)
Net settlement of options	—	27
Proceeds from employee stock purchase plan	65	86
Exercise of warrants	—	6,175
Net cash provided by financing activities	(1,667)	8,968
Net increase in cash and cash equivalents and restricted cash	(10,261)	3,082
Cash and cash equivalents and restricted cash, beginning of period	21,183	17,401
Cash and cash equivalents and restricted cash, end of period	$10,922	$20,483

Supplemental disclosure of cash flow information Cash paid for interest	$489	$339
Supplemental disclosure of non-cash investing and financing activities
Property, plant and equipment included in accounts payable and accrued liabilities	$118	$43
Right of use assets (non-cash) acquired	$—	$253
Accrued liabilities related to equity compensation earned but not granted	$72	$—